UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2008

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2008, Illumina, Inc.’s board of directors approved an amendment to Illumina’s bylaws to decrease the size of Illumina’s board of directors from ten directors to nine directors. The amendment became effective on October 23, 2008. The text of the amendment is filed as Exhibit 3.2 to this Current Report.

Item 8.01 Other Events.

On October 24, 2008, Illumina, Inc. announced that its board of directors has approved a stock repurchase program that authorizes Illumina to repurchase up to $120 million of its outstanding common stock. On October 23, 2008, pursuant to a letter agreement, Illumina appointed Goldman, Sachs & Co. as its agent to effect repurchases pursuant to the program.

Under the program, Illumina may repurchase shares in open-market purchases or through privately negotiated transactions as permitted under Rule 10b-18 under the Securities Exchange Act of 1934. The extent to which Illumina repurchases its shares, and the timing of those repurchases, will depend on market conditions and other corporate considerations, as determined by Illumina’s management team. The purchases are expected to be funded from existing cash balances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

October 28, 2008	By:	Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws.